UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

Suite 700 – 220 Bay Street, Toronto, Ontario M5J 2W4
(Address of principal executive offices and Postal Code)

647-728-4134
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 7, 2012, Maverick Minerals Corporation (the “Company”) entered into a debt settlement and subscription agreement with The Art Brokerage, Inc. pursuant to which the Company has issued 650,000 shares of common stock of the Company in full settlement of a secured loan by The Art Brokerage, Inc. to the Company of $2,633,799.40 (which was in default) including accrued interest to July 31, 2012. In addition, The Art Brokerage, Inc. has agreed to settle two unsecured loans to the Company in the total amount of $675,855.62 including accrued interest to July 31, 2012 for no consideration.

On August 7, 2012, the Company entered into a debt settlement and subscription agreement with Senergy Partners LLC pursuant to which the Company has issued 100,000 shares of common stock of the Company in full settlement of an unsecured loan by Senergy Partners LLC to the Company totaling $434,435.93 (which was in default) including accrued interest to July 31, 2012.

The Art Brokerage, Inc. and Senergy Partners LLC are private corporations beneficially owned by Donna Rose. Currently Donna Rose beneficially owns 10,425,972 shares of common stock of the Company, representing approximately 80.18% of the issued and outstanding shares of common stock of the Company.

These shares were issued relying on Section 4(2) of the Securities Act of 1933.

A copy of the debt settlement and subscription agreements are attached as exhibits 10.1 and 10.2 to this current report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit No.	Description
10.1	Debt Settlement and Subscription Agreement dated August 7, 2012 between Maverick Minerals Corporation and The Art Brokerage, Inc.
10.2	Debt Settlement and Subscription Agreement dated August 7, 2012 between Maverick Minerals Corporation and Senergy Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch
Robert Kinloch
President

Date: August 8, 2012